SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                   FORM 8-K

                CURRENT REPORT pursuant to Section 13 or 15(d) of
                                  the Securities Exchange Act of 1934

       Date of Report   (Date of earlier event reported)  July 24, 2001


                                  COVEST BANCSHARES, INC.
                   (Exact name of Registrant as specified in its charter)


           Delaware                 0-20160                36-3820609
          (State or other      (Commission File No.)      (IRS Employer
           jurisdiction of                                  Number)
           Incorporation)


                         749 Lee Street, Des Plaines, Illinois    60016
                    (Address of principal executive offices)  (Zip Code)

     (Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, July 24, 2001, the Company issued a press release pertaining to second quarter 2001 results. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Exhibit 99.1    Second Quarter 2001 Earnings Release


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2001


                          COVEST BANCSHARES, INC.



                          By:   /S/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:   /S/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer


CoVest Bancshares, Inc. Reports 17% Percent Increase in Net Income for the Second Quarter of 2001 over the Same Period in 2000.

DES PLAINES, IL July 24, 2001 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) net income was $1,312,000 for the second quarter of 2001, up 17% over $1,125,000 for the same period last year. Basic earnings per share were $0.34, a 21% increase compared to $0.28 per share for the second quarter of 2000. Diluted earnings per share were $0.33, a 22% increase compared to $0.27 per share for the second quarter of 2000.

Core net income (net income, adjusted for the after tax effect of the gain on sale of loans) was $2,498,000 for the first six months of 2001, up 12% over $2,222,000 for the same period last year. Basic earnings per share on core earnings were $0.65, a 20% increase compared to $0.54 per share for the first six months of 2000. Diluted earnings per share on core earnings were $0.64, a 19% increase compared to $0.54 per share for the first six months of 2000. Excluded from the first six months of 2001 core net income was a $407,000 pretax gain on the sale of single family first mortgages. Net income with the gain was $2,747,000, up 24% over $2,222,000 for the same period last year. Basic earnings and diluted earnings per share with the loan sale gain were $0.71 and $0.70 respectively.

Return on average equity and return on average assets during the second quarter were 10.73% and 0.91% respectively during 2001 compared to 9.65% and 0.80% in 2000.

The Company's efficiency ratio was 61.39% compared to 60.90% in the second quarter of 2000. The Company's goal is to maintain an efficiency ratio in the 60% range.

Cash earnings (net earnings adjusted for the after tax impact of amortization of goodwill) for the second quarter of 2001 were approximately $1,343,000, or $0.35 (basic) and $0.34 (diluted) earnings per share, compared to $1,156,000 or $0.28 (basic) and $0.28 (diluted) earnings per share for the same period in 2000.

Net interest income increased by $480,000, or 11%, for the second quarter of 2001 compared to the second quarter of 2000. Average interest earning assets averaged $558 million for the second quarter of 2001, a $12 million increase compared to the second quarter of 2000. Interest income on interest earning assets remained at the same level as in the second quarter of 2000. The Federal Reserve's rate reductions of 2.75% caused a decrease in the Company's prime rate, which resulted in a decrease in interest received on loans and interest bearing deposits at banks. Average interest-bearing liabilities increased by $2.5 million to $486 million for the second quarter of 2001. Interest expense for the second quarter 2001 reduced by $487,000, or 8% compared to the second quarter of 2000. The decline in interest expense was mostly attributed to the fast decline in the 91 day Treasury Bill rate on which the Company's High Yield Money Market account is indexed. The interest expense on the High Yield Money Market account decreased by $316,000 with an increase in average balance of $21 million. The added liquidity from the sale of $54 million of the mortgage loan portfolio in March 2001 enabled the Company to moderately drop deposit yields and pay off higher yielding advances and purchased CDs. The net interest spread averaged 2.85% during the second quarter of 2001, a 26 basis point increase from 2.59% during the second quarter of 2000. The yield on average earning assets decreased by 17 basis points while the cost of interest bearing liabilities decreased by 43 basis points. An increase of 19% or $4 million in average non-interest bearing liabilities helped increase the net interest margin. The net interest margin for the second quarter of 2001 was 3.48%, a 27 basis points increase compared to 3.21% for the same period in 2000.

The provision for loan losses was $250,000 for the second quarter 2001 which was the same for the same period in 2000.

Net interest income after provision for possible loan losses increased by $480,000, or 12% to $4,563,000 for the three month period ended June 30, 2001, as compared to $4,083,000 for the three month period ended June 30, 2000.

Non-interest income increased $390,000, or 52%, to $1,147,000, from the comparable quarter last year. The Company experienced loan payoffs in multi-family and commercial real estate loans due to the decrease in lending rates. Loan prepayment fees increased by $211,000 in the second quarter of 2001 to $292,000, compared to $81,000 for the same period in 2000. Lien release fees increased by $51,000 to $68,000, compared to $17,000 for the comparable period in 2000. The volume of new loans generated increased due to the decline in interest rates. Mortgage banking income increased by $81,000 in the second quarter of 2001. Deposit related charges and fees increased by $30,000.

Non-interest expense increased $559,000 or 18% for the second quarter of 2001 from the comparable quarter in 2000. Total compensation and benefit costs increased $159,000 for the quarter ended June 30, 2001 versus June 30, 2000. This was partially due to the increase in commissions and incentives due to a higher volume of loan originations. Data processing expense increased by $61,000; advertising expense increased by $144,000 as efforts to attract core deposits were enhanced; other real estate owned expense increased by $89,000 and legal expense increased by $67,000. The Company's goal is to maintain an efficiency ratio in the 60% range.

Income tax expense increased $124,000 to $739,000 for the quarter ended June 30, 2001, compared to $615,000 for the same period in 2000.

The Company's assets decreased to $576 million as of June 30, 2001, as compared to $586 million at December 31, 2000. Net loans receivable decreased $21.8 million to $478.6 million as of June 30, 2001 versus $500.4 million outstanding, as of December 31, 2000. The sale of single family mortgage loans in March, 2001 plus regular payoffs caused the decrease in the mortgage loan portfolio by $59 million. The decrease was offset by an increase in multi-family loans by $30 million, commercial real estate loans by $8 million and construction loans by $3.9 million. Consumer loans decreased by $3.5 million. Total securities increased by $9.4 million to $66.5 million. Deposits increased by 1% to $456 million as of June 30, 2001 compared to $451.7 million as of December 31, 2000. Non-interest bearing checking accounts increased 11% to $30.1 million versus $27.2 million as of December 31, 2000. Interest bearing checking accounts, savings deposits and the High Yield Money Market Account remained stable. The Company is focused on growing High Yield Account balances and attracting new commercial deposit accounts. The Company believes that the slow growth in the High Yield Money Market Account in 2001 was due to the rapid decline in the 91 day Treasury Bill rate to which the account is indexed. Deposit growth was centered in certificates of deposit that grew by $15.5 million. This was mostly offset by a decrease in purchased CDs by $14 million.

Stockholders' equity totaled $49.4 million at June 30, 2001. The number of common shares outstanding was 3,821,696 and the book value per common share outstanding was $12.92. The Company announced its 22nd stock repurchase program in May 31, 2001, enabling the Company to repurchase 100,000 shares of its outstanding stock. As of July 24, 2001, 18,116 shares had been repurchased at an average price of $14.42.

At June 30, 2001, the Allowance for Possible Loan Losses was $5.8 million as compared to $5.7 million at December 31, 2000. The company recognized net charge-offs of $403,000 during the first half of 2001 and provided $500,000 in additional loan loss provision.

At June 30, 2001, total non-performing assets amounted to $3,745,000 or 0.65% of total assets compared to $5,499,000, or 0.94% of total assets at December 31, 2000. The non-performing $2.3 million construction loan from December 31, 2000 paid off in February 2001. As of June 30, 2001, the Company had a $1,600,000 impaired loan. The Company recorded a charge-off of $225,000 on that loan. Based on current market conditions, the Company does not anticipate additional principal losses on that loan.

CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank servicing customers with three full-service offices located in the northwest suburbs of the greater Chicago area. The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.


SAFE HARBOR STATEMENT

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company and the subsidiary include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or securities portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, the Company's implementation of new technologies, the Company's ability to develop and maintain secure and reliable electronic systems and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)



                                          THREE MONTHS ENDED

                                       JUNE 30,         JUNE 30,
                                         2001             2000       % CHANGE
                                      ----------       ----------    --------
Earnings:

  Net Interest Income (FTE)           $4,861,000       $4,381,000       11%

  Net Core Income (1)                 $1,312,000       $1,125,000       17%

  Net Income                          $1,312,000       $1,125,000       17%

  Per Share

     Basic                                 $0.34            $0.28       21%

     Basic (core) (1)                      $0.34            $0.28       21%

     Diluted                               $0.33            $0.27       22%

     Diluted (core) (1)                    $0.33            $0.27       22%

Key Ratios:

  Return on Average Assets                  0.91%            0.80%      14%

  Return on Average Assets (core) (1)       0.91%            0.80%      14%

  Return on Average Equity                 10.73%            9.65%      11%

  Return on Average Equity (core) (1)      10.73%            9.65%      11%

  Net Interest Margin                       3.48%            3.21%       8%

  Average Stockholders' Equity to
    Average Assets                          8.48%            8.26%       3%

Risk-Based Capital Ratios:

  Tier I

     Company                                11.7%            12.1%      -3%

     Bank                                   11.1%            11.0%       1%

  Total

     Company                                13.0%            13.4%      -3%

     Bank                                   12.4%            12.3%       1%

Common Stock Data:

  Cash Dividends Declared per Share         $0.08            $0.08       0%

  Book Value per Share                     $12.92           $11.58      12%

  Price/Earnings Ratio                      11.78x            9.56x     23%


(1) Core income, adjusted for the after tax effect of the gain on sale of mortgage loans.




COVEST BANCSHARES INC.
FINANCIAL HIGHLIGHTS
(Unaudited)



                                            SIX MONTHS ENDED

                                       JUNE 30,         JUNE 30,
                                         2001             2000       % CHANGE
                                      ----------       ----------    --------
Earnings:

  Net Interest Income (FTE)           $9,590,000       $8,586,000       12%

  Net Core Income (1)                 $2,508,000       $2,222,000       13%

  Net Income                          $2,747,000       $2,222,000       24%

  Per Share

     Basic                                 $0.71            $0.54       31%

     Basic (core) (1)                      $0.65            $0.54       20%

     Diluted                               $0.70            $0.54       30%

     Diluted (core) (1)                    $0.64            $0.54       19%

Key Ratios:

  Return on Average Assets                  0.95%            0.79%      20%

  Return on Average Assets (core)(1)        0.86%            0.79%       9%

  Return on Average Equity                 11.31%            9.58%      18%

  Return on Average Equity (core) (1)      10.28%            9.58%       7%

  Net Interest Margin                       3.41%            3.15%       8%

  Average Stockholders' Equity to
    Average Assets                          8.36%            8.25%       1%

Risk-Based Capital Ratios:

  Tier I

     Company                                11.7%            12.1%      -3%

     Bank                                   11.1%            11.0%       1%

  Total

     Company                                13.0%            13.4%      -3%

     Bank                                   12.4%            12.3%       1%

Common Stock Data:

  Cash Dividends Declared per Share         $0.16            $0.16       0%

  Book Value per Share                     $12.92           $11.58      12%

  Price/Earnings Ratio                      11.78x            9.56x     23%


(1) Core income, adjusted for the after tax effect of the gain on sale of mortgage loans.




COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)


                                     JUNE 30, 2001    DEC 31, 2000
ASSETS                               -------------    ------------
------------
CASH ON HAND AND IN BANKS               $ 10,199         $ 10,501

INTEREST BEARING DEPOSITS                  3,391               21
                                        --------         --------
   Cash and Cash Equivalents              13,590           10,522


SECURITIES:

   Securities Available-for-Sale          54,270           41,237
   Mortgage-Backed and Related
      Securities Available-for-Sale        4,987            9,081
   Federal Home Loan Bank and
      Federal Reserve Bank Stock           7,287            6,866
                                        --------         --------
TOTAL SECURITIES                          66,544           57,184


LOANS RECEIVABLE:

   Commercial Loans                       37,848           36,630
   Multi-Family Loans                    193,271          163,292
   Commercial Real Estate Loans           87,291           79,281
   Construction Loans                     51,988           48,127
   Commercial/Municipal Leases             3,098            5,936
   Mortgage Loans                         61,495          120,567
   Consumer Loans                         48,347           51,870
   Mortgage Loans Held for Sale            1,041              383
                                        --------         --------
      TOTAL LOANS RECEIVABLE             484,379          506,086
   Allowance for Possible Loan Losses   (  5,752)        (  5,655)
                                        --------         --------
LOANS RECEIVABLE, NET                    478,627          500,431


ACCRUED INTEREST RECEIVABLE                3,304            4,014
PREMISES AND EQUIPMENT                     9,716            9,976
OTHER REAL ESTATE OWNED                      336                0
GOODWILL                                   1,441            1,544
MORTGAGE SERVICING RIGHTS                    285              124
OTHER ASSETS                               2,188            1,997
                                        --------         --------
TOTAL ASSETS                            $576,031         $585,792
                                        ========         ========



COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)

(Dollars in thousands, except per share data)


                                              JUNE 30, 2001    DEC 31, 2000
                                              -------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

LIABILITIES:
   Deposits:
      Non-Interest Bearing                       $ 30,093         $ 27,197
      Interest Bearing Checking                    24,202           23,656
      Savings Accounts                             43,664           42,906
      Money Market Accounts                       119,359          119,767
      Certificates of Deposit                     178,407          162,870
      Jumbo CDs                                     7,892            8,958
      Purchased CDs                                52,348           66,371
                                                 --------         --------
                                                  455,965          451,725
   Short-Term Borrowings and Securities
      Sold U/A to Repurchase                       33,429           45,479
   Long-Term Advances from Federal
      Home Loan Bank                               24,000           29,000
   Advances from Borrowers for Taxes and
      Insurance                                     5,206            5,166
   Accrued Expenses and Other Liabilities           8,071            6,388
                                                 --------         --------
TOTAL LIABILITIES                                 526,671          537,758

STOCKHOLDERS' EQUITY:

   Common Stock, par value $.01 per share;
      7,500,000 authorized shares; 4,403,803
      shares issued at 6/30/01 and 12/31/00
      respectively                                     44               44
   Additional Paid-in Capital                      17,217           17,501
   Retained Earnings                               38,916           36,783
   Treasury Stock, 582,107 shares and
      494,162 shares, held at cost 6/30/01
      and 12/31/00 respectively                    (7,337)          (6,244)
   Accumulated Other Comprehensive Income/(Loss)      520              (50)
                                                 --------         --------
TOTAL STOCKHOLDERS' EQUITY                         49,360           48,034
                                                 --------         --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $576,031         $585,792
                                                 ========         ========




COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(Unaudited)
                                         THREE MONTHS ENDED   SIX MONTHS ENDED
(Dollars in thousands, except per
 share data)                              JUNE 30,  JUNE 30,  JUNE 30,  JUNE 30,
                                            2001      2000      2001      2000
INTEREST INCOME                           -------   -------   -------   -------
   Loans and Leases Receivable            $ 9,685   $ 9,574   $20,181   $18,821
   Interest Bearing Deposits at Banks         282       161       345       278
   Mortgage-Backed and Related Securities      95       289       225       607
   Taxable Securities                         478       524       890     1,062
   Tax Exempt Securities                       92        92       184       193
   Other Interest and Dividend Income         121       120       246       237
                                          -------   -------   -------   -------
   Total Interest Income                   10,753    10,760    22,071    21,198

INTEREST EXPENSE
   Deposits                                 5,113     4,996    10,697     9,822
   Advances from Federal Home Loan Bank       703     1,195     1,574     2,536
   Other Borrowed Funds                       124       236       305       355
                                          -------   -------   -------   -------
   Total Interest Expense                   5,940     6,427    12,576    12,713
                                          -------   -------   -------   -------
NET INTEREST INCOME                         4,813     4,333     9,495     8,485

   Provision for Possible Loan Losses         250       250       500       510
                                          -------   -------   -------   -------
NET INTEREST INCOME AFTER PROVISION FOR
   POSSIBLE LOAN LOSSES                     4,563     4,083     8,995     7,975


NON-INTEREST INCOME
   Loan Related Fees                          765       391     1,171       801
   Deposit Related Charges and Fees           294       264       552       489
   Gain/(Loss) on Sale of Securities/Loans     (1)       (8)      375       (96)
   Insurance and Annuity Commissions           31        31        46        91
   Other                                       58        79       121       145
                                          -------   -------   -------   -------
   Total Non-Interest Income                1,147       757     2,265     1,430

NON-INTEREST EXPENSE
   Compensation and Benefits                1,935     1,776     3,827     3,367
   Occupancy and Equipment                    470       518       959     1,012
   Federal Deposit Insurance Premium           21        21        44        40
   Data Processing                            280       219       498       437
   Advertising                                255       111       401       202
   Other Real Estate Owned                     83        (6)       80        (6)
   Amortization of Goodwill                    51        51       102       102
   Amortization of Mortgage Servicing Rights   28         6        35        11
   Other                                      536       404     1,005       803
                                          -------   -------   -------   -------
   Total Non-Interest Expense               3,659     3,100     6,951     5,968
                                          -------   -------   -------   -------
INCOME BEFORE INCOME TAXES                  2,051     1,740     4,309     3,437

Income Tax Provision                         (739)     (615)   (1,562)   (1,215)
                                          -------   -------   -------   -------
NET INCOME                                $ 1,312   $ 1,125   $ 2,747   $ 2,222
                                          =======   =======   =======   =======
Basic Earnings per Share                    $0.34     $0.28     $0.71     $0.54
Diluted Earnings per Share                  $0.33     $0.27     $0.70     $0.54
Comprehensive Income                      $ 1,397   $ 1,160   $ 3,317   $ 1,852


COVEST BANCSHARES INC.
AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet. It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

                                                             THREE MONTHS ENDED
                                    -------------------------------------------------------------------
                                              JUNE 30, 2001                  JUNE 30, 2000
                                    --------------------------------- ---------------------------------
                                       AVERAGE             AVERAGE     AVERAGE             AVERAGE
                                       BALANCE  INTEREST  YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                      --------  --------  ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans (A)(B)             $ 37,564   $   707      7.53%   $ 23,170   $   466      8.04%
  Multi-Family Loans (A)(B)            185,345     3,614      7.80     136,157     2,681      7.88
  Commercial Real Estate Loans (A)(B)   84,036     1,729      8.23      71,696     1,498      8.36
  Construction Loans (A)(B)             51,603     1,285      9.96      41,144     1,131     11.00
  Commercial/Muni Leases (B)             3,594        55      6.12      14,760       234      6.34
  Mortgage Loans (A) (B)                63,677     1,248      7.84     127,848     2,394      7.49
  Consumer Loans (A)                    49,276     1,047      8.50      52,207     1,170      8.96
  Securities                            51,003       739      5.80      52,072       784      6.02
  Mortgage-Backed and
    Related Securities                   5,366        95      7.08      16,684       289      6.93
  Other Investments                     26,814       282      4.21      10,550       161      6.10
                                      --------    ------      ----    --------    ------     -----
Total Interest-Earning Assets         $558,278   $10,801      7.74%   $546,288   $10,808      7.91%
Non-Interest Earning Assets             18,736                          17,728
                                      --------                        --------
  TOTAL ASSETS                        $577,014                        $564,016
                                      ========                        ========


INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking           $ 23,952   $    81      1.35%   $ 22,711   $    63      1.11%
  Savings                               43,137       269      2.49      48,409       301      2.49
  Money Market                         119,506     1,091      3.65      98,651     1,407      5.71
  Certificates of Deposits             171,830     2,573      5.99     161,674     2,307      5.71
  Jumbo CDs                              9,619       141      5.86       9,637       142      5.89
  Purchased CDs                         60,746       958      6.31      48,330       776      6.42
  FHLB Advances                         45,000       703      6.25      78,231     1,195      6.11
  Other Borrowed Funds                  12,095       124      4.10      15,754       236      5.99
                                      --------   -------     ------   --------   --------     -----
Total Interest-Bearing Liabilities    $485,885   $ 5,940      4.89%   $483,397   $ 6,427      5.32%

Non-Interest Bearing Deposits           27,350                          23,066
Other Liabilities                       14,869                          10,936
                                      --------                        --------
TOTAL LIABILITIES                     $528,104                        $517,399

Stockholders' Equity                    48,910                          46,617
                                      --------                        --------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY               $577,014                        $564,016
                                      ========                        ========

NET INTEREST INCOME                              $ 4,861                         $ 4,381
                                                 =======                         =======

NET INTEREST RATE SPREAD (C)                                  2.85%                           2.59%
                                                              =====                           =====

NET INTEREST MARGIN (D)                                       3.48%                           3.21%
                                                              =====                           =====

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.


AVERAGE BALANCE SHEET
(Unaudited)
(Dollars in thousands)
The following table sets forth certain information related to the Company's average balance sheet. It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.

                                                             SIX MONTHS ENDED
                                   -------------------------------------------------------------------
                                              JUNE 30, 2001                  JUNE 30, 2000
                                   --------------------------------- ---------------------------------
                                       AVERAGE             AVERAGE     AVERAGE             AVERAGE
                                       BALANCE  INTEREST  YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       -------  --------  ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans (A)(B)             $ 37,652   $ 1,475      7.83%   $ 20,688   $   800      7.73%
  Multi-Family Loans (A)(B)            179,832     7,067      7.86     130,241     5,076      7.79
  Commercial Real Estate Loans (A)(B)   81,515     3,350      8.22      72,796     3,034      8.34
  Construction Loans (A)(B)             50,148     2,518     10.04      43,173     2,297     10.64
  Commercial/Muni Leases (B)             4,198       126      6.00      17,247       544      6.31
  Mortgage Loans (A) (B)                88,710     3,436      7.75     128,928     4,788      7.43
  Consumer Loans (A)                    50,383     2,209      8.77      51,735     2,282      8.82
  Securities                            47,855     1,415      5.91      52,929     1,592      6.02
  Mortgage-Backed and
    Related Securities                   6,481       225      6.94      17,500       607      6.94
  Other Investments                     15,953       345      4.33       9,508       278      5.85
                                      --------    ------     -----    --------   -------     ------
Total Interest-Earning Assets         $562,727   $22,166      7.88%   $544,745   $21,299      7.82%
Non-Interest Earning Assets             18,307                          17,674
                                      --------                        --------

  TOTAL ASSETS                        $581,034                        $562,419
                                      ========                        ========

INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking           $ 23,409   $   145      1.24%   $ 22,564   $   124      1.10%
  Savings                               42,756       529      2.47      48,969       610      2.49
  Money Market                         120,768     2,552      4.23      94,068     2,613      5.56
  Certificates of Deposits             168,851     5,117      6.06     163,772     4,628      5.65
  Jumbo CDs                              9,433       286      6.06       9,014       260      5.77
  Purchased CDs                         64,016     2,068      6.46      49,321     1,587      6.44
  FHLB Advances                         50,359     1,574      6.25      84,027     2,536      6.04
  Other Borrowed Funds                  12,799       305      4.78      12,256       355      5.79
                                      --------   -------      ----    --------   -------      -----
Total Interest-Bearing Liabilities    $492,391   $12,576      5.11%   $483,991   $12,713      5.25%

Non-Interest Bearing Deposits           25,911                          21,432
Other Liabilities                       14,140                          10,603
                                      --------                        --------
TOTAL LIABILITIES                     $532,442                        $516,026

Stockholders' Equity                    48,592                          46,393
                                      --------                        --------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY               $581,034                        $562,419
                                      ========                        ========

NET INTEREST INCOME                              $ 9,590                         $ 8,586
                                                 =======                         =======

NET INTEREST RATE SPREAD (C)                                  2.77%                           2.57%
                                                              =====                           =====

NET INTEREST MARGIN (D)                                       3.41%                           3.15%
                                                              =====                           =====

(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.

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